EXHIBIT 99.1
                                                                   ------------

Contact: Tammy Chase, Director of Investor Relations (312) 321-3230 or tchase@suntimes.com


SUN-TIMES MEDIA GROUP ANNOUNCES 2007 THIRD QUARTER RESULTS

CHICAGO, NOVEMBER 8, 2007 -- SUN-TIMES MEDIA GROUP, INC. (NYSE: SVN) today reported a loss from continuing operations in the third quarter ended September 30, 2007, of $194.0 million, or $2.41 per basic share, versus a loss of $34.9 million, or $0.43 per basic share in the same period in 2006.

The third quarter of 2007 loss includes a non-cash charge of $165.8 million to increase the valuation allowance in respect of deferred tax assets. The valuation allowance is based on accounting guidelines that provide that cumulative losses in recent years provide significant evidence that a company should not recognize tax benefits that depend on the generation of income from future operations. The establishment of a valuation allowance does not preclude the Company from using the related deferred tax assets in the future.

The Company reported an operating loss of $23.2 million for the third quarter of 2007 versus an operating loss of $22.4 million for the third quarter of 2006.

The third quarter 2007 numbers reflect a 6 percent decline in advertising revenue, a 7 percent decline in circulation revenue and $7.0 million in indemnification, investigation and litigation costs, net of recoveries, primarily related to the criminal proceedings against former Sun-Times Media Group executives.

"The rate of decline in advertising revenue slowed a bit in the third quarter, and we have begun to perform better than some of our industry peers," said Cyrus F. Freidheim, Jr., Sun-Times Media Group Chief Executive Officer. "We are a leaner and more nimble news organization. We have realigned operations, our management structure and our products. And we remain intensely focused on improving margins."

"Still, we have many challenges before us, as the dynamics transforming the newspaper industry continue to impact advertising revenue in our company as well as many of our peers. Accordingly, we will continue to expand our presence where readers and advertisers increasingly are: online. In addition, we have substantially increased our focus on cost reductions through outsourcing and restructuring."

REVIEW OF OPERATING RESULTS

Total operating revenues in the third quarter of 2007 were $92.5 million, versus $99.5 million in the year-ago period. Advertising revenues declined 6 percent to $71.7 million from $76.4 million in 2006. The decrease was largely a

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result of lower retail advertising revenue of $3.2 million and lower classified advertising of $3.3 million, partially offset by higher national advertising revenue of $1.2 million and higher internet advertising revenue of $0.6 million.

Circulation revenue was $18.9 million in the third quarter of 2007 compared with $20.3 million in 2006.

For the nine months ended Sept. 30, 2007, operating revenue and operating loss were $279.0 million and $98.2 million, respectively, compared with operating revenue of $310.1 million and an operating loss of $60.4 million for the nine months ended Sept. 30, 2006.

Total operating costs and expenses in the third quarter of 2007 declined 5 percent to $115.8 million, compared with $121.9 million for the three-month period in 2006. Cost of sales in the third quarter decreased to $58.9 million from $62.1 million, reflecting a 23 percent decrease in newsprint and ink expenses. Wages and benefits were $27.1 million, compared with $26.8 million during the same period in 2006. Sales and marketing costs rose 8 percent, primarily related to increased compensation costs for additional sales staff.

Corporate operating expenses were $7.7 million in the third quarter of 2007 versus $14.0 million for the third quarter of 2006. The decrease primarily reflects lower severance expense of $4.1 million, lower non-legal professional fees of $1.3 million and lower insurance expense of $0.8 million.

As of September 30, 2007, the Company held $131.8 million in cash and cash equivalents, and an additional $48.2 million in face value of investments in Canadian asset-backed commercial paper. During the third quarter of 2007, the Company recorded a charge of $4.8 million to reduce the net carrying value of these investments, in response to the liquidity concerns that have affected the Canadian commercial paper market.

The Company will host a conference call today at 4:30 p.m. EST (3:30 p.m. CST) to discuss its results. Cyrus F. Freidheim, Jr., President and Chief Executive Officer, and William Barker III, Chief Financial Officer, will host the call. Investors and other interested parties are invited to listen to the conference call by dialing (888) 713-4215 in the United States or (617) 213-4867 from abroad and entering pass code 61441030, or via a simultaneous Internet broadcast on the Company's Web site at www.thesuntimesgroup.com under Investor Relations. The replay can be accessed later today by dialing (888) 286-8010 and entering pass code 92827851.



ABOUT SUN-TIMES MEDIA GROUP

Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving

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more than 200 communities  throughout the Chicago area. Further information can be found at http://www.thesuntimesgroup.com.


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect,"
"estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.


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                  SUN-TIMES MEDIA GROUP, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006


                                                                                 THREE MONTHS               NINE MONTHS
                                                                                     ENDED                     ENDED
                                                                                 SEPTEMBER 30,             SEPTEMBER 30,
                                                                          ------------------------  ------------------------
                                                                              2007         2006         2007         2006
                                                                          -----------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
                                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                   RESTATED
Operating revenue:
 Advertising............................................................  $    71,686  $    76,371  $   214,875  $   238,880
 Circulation............................................................       18,921       20,279       58,645       62,940
 Job printing...........................................................        1,260        2,267        3,454        6,600
 Other..................................................................          672          568        2,026        1,647
                                                                          -----------  -----------  -----------  -----------
 Total operating revenue................................................       92,539       99,485      279,000      310,067
Operating costs and expenses:
 Cost of sales:
 Wages and benefits.....................................................       27,129       26,828       80,431       81,233
 Newsprint and ink......................................................       12,159       15,835       39,072       49,542
 Other..................................................................       19,564       19,485       58,974       58,848
                                                                          -----------  -----------  -----------  -----------
 Total cost of sales....................................................       58,852       62,148      178,477      189,623
                                                                          -----------  -----------  -----------  -----------
 Selling, general and administrative:
 Sales and marketing....................................................       18,042       16,742       51,680       48,483
 Other operating costs..................................................       16,130       12,910       45,010       49,423
 Corporate expenses.....................................................        7,715       13,988       73,323       36,978
 Indemnification, investigation and litigation costs, net of recoveries.        7,014        6,745        4,513       20,598
                                                                          -----------  -----------  -----------  -----------
 Total selling, general and administrative..............................       48,901       50,385      174,526      155,482
                                                                          -----------  -----------  -----------  -----------
 Depreciation...........................................................        4,965        6,229       15,523       16,577
 Amortization...........................................................        3,048        3,141        8,661        8,784
                                                                          -----------  -----------  -----------  -----------
 Total operating costs and expenses.....................................      115,766      121,903      377,187      370,466
                                                                          -----------  -----------  -----------  -----------
Operating loss..........................................................      (23,227)     (22,418)     (98,187)     (60,399)
                                                                          -----------  -----------  -----------  -----------
Other income (expense):
 Interest expense.......................................................         (274)        (175)        (597)        (527)
 Interest and dividend income...........................................        2,407        4,086       16,096       12,825
 Other income (expense), net............................................      (13,161)         474      (20,606)         593
                                                                          -----------  -----------  -----------  -----------
Total other income (expense)............................................      (11,028)       4,385       (5,107)      12,891
                                                                          -----------  -----------  -----------  -----------
Loss from continuing operations before income taxes.....................      (34,255)     (18,033)    (103,294)     (47,508)
Income tax benefit (expense)............................................     (159,736)     (16,832)     432,460        6,171
                                                                          -----------  -----------  -----------  -----------
Income (loss) from continuing operations................................     (193,991)     (34,865)     329,166      (41,337)
                                                                          -----------  -----------  -----------  -----------
Discontinued operations (net of income taxes):
 Earnings from operations of business segment disposed of...............           --           --           --          199
 Gain from disposal of business segment.................................        1,599           --        1,599       19,092
                                                                          -----------  -----------  -----------  -----------
 Earnings from discontinued operations..................................        1,599           --        1,599       19,291
                                                                          -----------  -----------  -----------  -----------
Net income (loss).......................................................  $  (192,392) $   (34,865) $   330,765  $   (22,046)
                                                                          ===========  ===========  ===========  ===========
Basic earnings (loss) per share:
 Income (loss) from continuing operations...............................  $     (2.41) $     (0.43) $      4.09  $     (0.48)
 Earnings from discontinued operations..................................         0.02           --         0.02         0.22
                                                                          -----------  -----------  -----------  -----------
 Net income (loss)......................................................  $     (2.39) $     (0.43) $      4.11  $     (0.26)
                                                                          ============ ===========  ===========  ===========
Diluted earnings (loss) per share:
  Income (loss) from continuing operations..............................  $     (2.41) $     (0.43) $      4.09  $     (0.48)
  Earnings from discontinued operations.................................         0.02           --         0.02         0.22
                                                                          -----------  -----------  -----------  -----------
  Net income (loss).....................................................  $     (2.39) $     (0.43) $      4.11  $     (0.26)
                                                                          ============ ===========  ===========  ===========
Weighted average shares outstanding:
  Basic.................................................................       80,484       80,853       80,385       85,679
                                                                          ============ ===========  ===========  ===========
  Diluted...............................................................       80,484       80,853       80,538       85,679
                                                                          ============ ===========  ===========  ===========

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
                  SUN-TIMES MEDIA GROUP, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

                                                                                                       SEPTEMBER 30,  DECEMBER 31,
                                                                                                            2007         2006
                                                                                                            ----         ----
                                                                                                        (UNAUDITED)
                                                                                                              (IN THOUSANDS,
                                               ASSETS                                                       EXCEPT SHARE DATA)
Current assets:
  Cash and cash equivalents.......................................................................... $   131,834    $   186,318
  Accounts receivable, net of allowance for doubtful accounts of $11,263 in 2007 and $10,267 in 2006.      72,174         73,346
  Inventories........................................................................................       7,743          9,643
  Escrow deposits and restricted cash................................................................      34,447         26,809
  Recoverable income taxes...........................................................................      40,416         34,672
  Other current assets...............................................................................      10,760         62,135
                                                                                                      -----------    -----------
Total current assets.................................................................................     297,374        392,923
Loan to affiliate....................................................................................          --         33,685
Investments..........................................................................................      49,766          6,422
Property, plant and equipment, net of accumulated depreciation of $143,177 in 2007 and $133,595 in
  2006 ..............................................................................................     165,355        178,368
Intangible assets, net of accumulated amortization of $46,556 in 2007 and $43,289 in 2006............      89,324         92,591
Goodwill.............................................................................................     124,301        124,301
Prepaid pension benefit..............................................................................      64,798         49,645
Other assets.........................................................................................      17,290         21,924
                                                                                                      -----------    -----------
Total assets......................................................................................... $   808,208    $   899,859
                                                                                                      ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt............................................................. $     6,034    $       867
  Accounts payable and accrued expenses..............................................................     108,410        110,168
  Amounts due to related parties.....................................................................       8,808          7,995
  Income taxes payable and other tax liabilities.....................................................       3,404        627,385
  Deferred revenue...................................................................................      10,328         10,698
                                                                                                      -----------    -----------
Total current liabilities............................................................................     136,984        757,113
Long-term debt, less current installments............................................................          13          6,041
Deferred income tax liabilities......................................................................      88,875         26,974
Other tax liabilities................................................................................     530,458        385,436
Other liabilities....................................................................................      85,522         84,078
                                                                                                      -----------    -----------
Total liabilities....................................................................................     841,852      1,259,642
                                                                                                      -----------    -----------
Stockholders' equity (deficit):
Class A common stock, $0.01 par value. Authorized 250,000,000 shares;
  88,008,022 and 65,308,636 shares issued and outstanding, respectively, at
  September 30, 2007 and 88,008,022 and 64,997,456 shares
  issued and outstanding, respectively, at December 31, 2006.........................................         880            880
Class B common stock, $0.01 par value. Authorized 50,000,000 shares; 14,990,000 shares issued and
  outstanding at September 30, 2007 and December 31, 2006............................................         150            150
Additional paid-in capital...........................................................................     501,041        502,127
Accumulated other comprehensive income (loss):
Cumulative foreign currency translation adjustments..................................................       4,033          6,576
Unrealized gain on securities........................................................................         154             66
Pension adjustment...................................................................................     (47,559)       (43,412)
Accumulated deficit..................................................................................    (266,316)      (597,050)
                                                                                                      -----------    -----------
                                                                                                          192,383       (130,663)
 Class A common stock in treasury, at cost -- 22,699,386 shares at September 30, 2007 and
  23,010,566 shares at December 31, 2006.............................................................    (226,027)      (229,120)
                                                                                                      -----------    -----------
Total stockholders' equity (deficit).................................................................     (33,644)      (359,783)
                                                                                                      -----------    -----------
Total liabilities and stockholders' equity (deficit)................................................. $   808,208    $   899,859
                                                                                                      ===========    ===========

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
Items affecting the Company's consolidated income from continuing operations comprise:


                                                           Favorable/(Unfavorable)   Favorable/(Unfavorable)
                                                              Third quarter                   YTD

Loss from continuing operations for period ended                 ($34.9)                    ($41.3)
September 30, 2006 .................................
Increase (decrease) due to changes in:
   Operating revenue................................              (7.0)                     (31.1)
   Cost of sales....................................               3.2                       11.1
   Sales and marketing costs........................              (1.3)                      (3.2)
   Other operating costs (excluding reorganization).              (3.2)                      (4.3)
   Reorganization costs.............................                -                         8.7
   Indemnification, investigation and litigation costs            (0.3)                     (31.6)
   Recoveries of indemnification, investigation and
     litigation costs...............................                -                        47.7
   Bad debt related to amount due from affiliate....                -                       (33.7)
   Other corporate expenses.........................               6.3                       (2.6)
   Income taxes:
     CRA settlement.................................                -                        586.7
     Valuation allowance............................             (165.8)                    (165.8)
     Other .........................................              23.0                        5.4
   Depreciation and amortization....................               1.4                        1.2
   Total other income (expense).....................             (15.4)                     (18.0)

Income (loss) from continuing operations for period
ended September 30, 2007 ...........................            ($194.0)                    $329.2